Exhibit 99.1

Erie Indemnity Reports Full Year and Fourth Quarter 2017 Results

Erie, Pa. - February 22, 2018 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the full year and quarter ending December 31, 2017. Net income was $197.0 million, or $3.76 per diluted share, for the full year 2017, compared to $210.4 million, or $4.01 per diluted share, in 2016. Net income was $32.1 million, or $0.61 per diluted share, in the fourth quarter of 2017, compared to $45.8 million, or $0.87 per diluted share, in the fourth quarter of 2016. Net income was reduced by $10.1 million for the fourth quarter and year ended December 31, 2017 due to the enactment of the Tax Cuts and Jobs Act ("TCJA") on December 22, 2017, which reduced fourth quarter and full year Class A diluted earnings per share by $0.19.

4Q and Full Year 2017
(dollars in thousands)	4Q'17	4Q'16	2017	2016
Operating income	$57,958	$56,685	$288,372	$292,364
Investment income, net of interest expense	6,683	13,438	27,323	27,727
Income before income taxes	64,641	70,123	315,695	320,091
Income tax expense	32,588	24,337	118,696	109,725
Net income	$32,053	$45,786	$196,999	$210,366
Gross margin from operations	14.4%	14.9%	17.0%	18.3%

2017 Full Year Highlights

Operating income before taxes decreased $4.0 million, or 1.4 percent, in 2017 compared to 2016.

•	Management fee revenue increased $95.2 million, or 6.1 percent, in 2017 compared to 2016.

•	Commissions increased $53.7 million in 2017 compared to 2016 as a result of the 6.0 percent increase in direct and assumed premiums written by the Exchange.

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Non-commission expense increased $45.5 million in 2017 compared to 2016. Underwriting and policy processing costs increased $7.0 million primarily due to increased personnel costs and underwriting report costs. Information technology costs increased $19.2 million primarily due to increased professional fees, hardware and software costs and personnel costs. Customer service costs increased $3.2 million primarily due to increased personnel costs and credit card processing fees. Administrative and other costs increased $17.5 million primarily driven by increased personnel costs, including higher incentive plan costs.  The incentive plan cost increase was driven by an increase in long-term incentive plan cost due to the increase in the company stock price during 2017 coupled with lower incentive plan cost in the prior year due to incentive compensation that was forfeited by senior executives who separated from service during 2016.  Additionally, the employee incentive plan program was expanded to additional employee groups beginning in 2017. Personnel costs in all expense categories were impacted by increased medical and pension costs.

•	The gross margin for 2017 was 17.0 percent, compared to 18.3 percent for 2016.

Income from investments before taxes and net of interest expense totaled $27.3 million in 2017 compared to $27.7 million in 2016. Net investment income and realized investment gains were $25.9 million in 2017 compared to $21.2 million in 2016. Earnings from limited partnerships were $2.8 million in 2017 compared to $7.0 million in 2016.

Income tax expense in 2017 was impacted by the enactment of the TCJA, which reduced the corporate income tax rate from 35% to 21%. Income tax expense increased by $10.1 million related to the TCJA, which included an increase of $19.9 million related to the re-measurement of our net deferred tax asset partially offset by a deferred tax benefit of $9.8 million primarily related to the acceleration of pension contributions.

4Q 2017 Highlights

Operating income before taxes increased $1.3 million, or 2.2 percent, in the fourth quarter of 2017 compared to the fourth quarter of 2016.

•	Management fee revenue increased $21.9 million, or 5.9 percent, in the fourth quarter of 2017 compared to the fourth quarter of 2016.

•	Commissions increased $10.1 million in the fourth quarter of 2017 compared to the fourth quarter of 2016 as a result of the 6.0 percent increase in direct and assumed premiums written by the Exchange.

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Non-commission expense increased $10.4 million in the fourth quarter of 2017 compared to the fourth quarter of 2016. Information technology costs increased $4.0 million primarily due to an increase in hardware and software costs and personnel costs. Customer service costs increased $1.3 million primarily due to increased personnel costs and credit card processing fees. Administrative and other costs increased $5.0 million primarily due to increased personnel costs. Personnel costs in all expense categories were impacted by increased medical and pension costs.

•	The gross margin in the fourth quarter of 2017 was 14.4 percent, compared to 14.9 percent in the fourth quarter of 2016.

Income from investments before taxes and net of interest expense totaled $6.7 million in the fourth quarter of 2017, compared to $13.4 million in the fourth quarter of 2016. Earnings from limited partnerships were $0.9 million in the fourth quarter of 2017 compared to earnings of $7.3 million in the fourth quarter of 2016.

Income tax expense in the fourth quarter of 2017 included an increase of $10.1 million due to the enactment of the TCJA.

Webcast Information
Indemnity has scheduled a conference call and live audio broadcast on the Web for 10:00 AM ET on February 23, 2018. Investors may access the live audio broadcast by logging on to www.erieinsurance.com. Indemnity recommends visiting the website at least 15 minutes prior to the Webcast to download and install any necessary software. A Webcast audio replay will be available on the Investor Relations page of the Erie Insurance website by 12:30 PM ET.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 10th largest homeowners insurer and 11th largest automobile insurer in the United States based on direct premiums written and the 15th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 5 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company.

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

•	dependence upon our relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	dependence upon our relationship with the Exchange and the growth of the Exchange, including:

◦	general business and economic conditions;

◦	factors affecting insurance industry competition;

◦	dependence upon the independent agency system; and

◦	ability to maintain our reputation for customer service;

•	dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:

◦	the Exchange's ability to maintain acceptable financial strength ratings;

◦	factors affecting the quality and liquidity of the Exchange's investment portfolio;

◦	changes in government regulation of the insurance industry;

◦	emerging claims and coverage issues in the industry; and

◦	severe weather conditions or other catastrophic losses, including terrorism;

•	costs of providing services to the Exchange under the subscriber's agreement;

•	credit risk from the Exchange;

•	ability to attract and retain talented management and employees;

•	ability to ensure system availability and effectively manage technology initiatives;

•	difficulties with technology or data security breaches, including cyber attacks;

•	ability to maintain uninterrupted business operations;

•	factors affecting the quality and liquidity of our investment portfolio;

•	our ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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